ANAREN, INC.

                               6635 Kirkville Road
                          East Syracuse, New York 13057

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on November 3, 2007

                                   ----------

To the Holders of the Common Stock of Anaren, Inc.:

      PLEASE TAKE NOTICE, that the Annual Meeting of Shareholders of Anaren Inc. (the "Company") will be held on November 3, 2007, at 10:00 a.m. Eastern Standard Time at the offices of the Company's subsidiary, Anaren Ceramics, Inc., located at 27 Northwestern Drive, Salem, New Hampshire 03079, for the following purposes:

      (1) To elect two directors to hold office for a term of three years and until their successors have been duly elected;

      (2) To transact such other business as may be properly brought before the Meeting.

      Enclosed is the annual report for the fiscal year ended June 30, 2007, along with a proxy statement and proxy. Shareholders of record as of the close of business on September 17, 2007 will be entitled to notice of and to vote at the Meeting. Your vote is very important and we hope that you will attend the Meeting. However, whether or not you plan to attend the Meeting, please vote by proxy in accordance with the instructions on your proxy card, on your voting instruction form (from your bank or broker), or that you received through electronic mail. There are three convenient ways of submitting your vote:

      o Voting by telephone -- You can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

      o Voting by the Internet -- You can also vote via the Internet by visiting the web site noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

      o Voting by mail -- If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

      If you vote by telephone or Internet, you do not need to return your proxy card. Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

                                          By Order of the Board of Directors

                                          David M. Ferrara
                                          Secretary and General Counsel

Dated: September 28, 2007
East Syracuse, New York

                                  ANAREN, INC.

                               6635 Kirkville Road
                          East Syracuse, New York 13057

                                   ----------

      This Proxy Statement is being mailed on or about September 28, 2007, to the Shareholders of Anaren, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Annual Meeting of Shareholders and is provided, by order of its Board of Directors, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on November 3, 2007 at 10:00 a.m. and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted to elect the nominees for Director named herein and for ratification of the appointment of the Company's independent registered public accounting firm.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on September 17, 2007, the record date stated in the accompanying Notice, the Company had outstanding 16,243,245 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 8,121,623 shares, will be required to constitute a quorum for the transaction of business at the Meeting. The Company has no class of voting stock outstanding other than the Common Stock.

      Abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by Shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a Shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter. Accordingly, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on such matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, as of September 17, 2007 (except as otherwise indicated):

                                             Number of Shares
Name and Address                              of Common Stock         Percent
of Beneficial Owner                        Beneficially Owned(1)      of Class
-------------------                        ---------------------      --------
Lord, Abbett & Co. LLC..................        2,420,698(2)            14.9%
90 Hudson Street
Jersey City, NJ 07302

Dimensional Fund Advisors Inc...........        1,270,890(3)            7.82%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1) Except as otherwise indicated, as of September 17, 2007 all of such shares are owned with sole voting and investment power. Share numbers are based solely on indicated filings.

(2) Based solely on information contained in Form 13G filed with the Securities and Exchange Commission on February 14, 2007, Lord, Abbett & Co. LLC has sole voting power with respect to 2,420,698 shares and sole dispositive power with respect to 2,236,389 shares.

(3) Based solely on information contained in Form 13G filed with the Securities and Exchange Commission on February 9, 2007, Dimensional Fund Advisors Inc. has sole voting power with respect to 1,270,980 shares and sole dispositive power with respect to all shares listed.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of September 17, 2007, with respect to the beneficial ownership of the Company's Common Stock by
(i) each Director and nominee for Director who owned beneficially any shares of Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" below, and (iii) all Directors and executive officers of the Company as a group.

                                                 Number of Shares
Name and Address                                  of Common Stock        Percent
of Beneficial Owner(1)                         Beneficially Owned(2)    of Class
----------------------                         ---------------------    --------
Lawrence A. Sala............................         594,152(3)           3.58%
Joseph E. Porcello..........................         121,625(4)              *
Mark P. Burdick.............................         131,340(5)              *
Timothy P. Ross.............................          67,171(6)              *
Gert R. Thygesen............................         165,601(7)           1.01%
Herbert I. Corkin...........................          71,367(8)              *
Dale F. Eck.................................          57,457(9)              *
Carl W. Gerst, Jr...........................         494,758(10)          3.02%
James G. Gould..............................          47,787(11)             *
Robert U. Roberts...........................           8,790(12)             *
Matthew S. Robison..........................          18,957(13)             *
John L. Smucker.............................          10,791(14)
Dr. David Wilemon...........................          35,957(15)             *
All Directors, Nominees
  and Executive Officers
  as a Group (14 Persons) (16)..............       1,847,790(17)         10.78%

----------
*     Indicates less than 1%
(1) The business address for each of the named individuals is 6635 Kirkville Road, East Syracuse, New York.
(2) Except as otherwise indicated, as of September 17, 2007 all of such shares are owned with sole voting and investment power.
(3) Includes 10,000 shares owned by Mr. Sala's spouse, 15,468 shares owned by Mr. Sala's children, and 363,922 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options.
(4) Includes 76,700 shares which Mr. Porcello has the right to acquire within 60 days pursuant to outstanding stock options.
(5) Includes 92,360 shares which Mr. Burdick has the right to acquire within 60 days pursuant to outstanding stock options.
(6) Includes 36,900 shares which Mr. Ross has the right to acquire within 60 days pursuant to outstanding stock options.
(7) Includes 96,600 shares which Mr. Thygesen has the right to acquire within 60 days pursuant to outstanding stock options.
(8) Includes 18,667 shares which Mr. Corkin has the right to acquire within 60 days pursuant to outstanding stock options.
(9) Includes 18,667 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.
(10) Includes 13,500 shares owned by Mr. Gerst's spouse and 148,500 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.
(11) Includes 8,000 shares owned by Mr. Gould's spouse and 13,667 shares which Mr. Gould has the right to acquire within 60 days pursuant to outstanding stock options.
(12) Includes 4,000 shares which Mr. Roberts has the right to acquire within 60 days pursuant to outstanding stock options.
(13) Includes 3,667 shares which Mr. Robison has the right to acquire within 60 days pursuant to outstanding stock options.
(14) Includes 4,001 shares which Mr. Smucker has the right to acquire within 60 days pursuant to outstanding stock options.
(15) Includes 18,667 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.
(16) Executive Officers category includes the executive officers named individually in the table above and in the Summary Compensation Table on page 25, plus Amy Tewksbury, the Company's Senior Vice President of Human Resources.
(17) Includes 905,618 shares which all Directors and officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

      The Company's policy governing transactions in its securities by Directors, officers and employees permits such persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Messrs. Lawrence A. Sala and Carl W. Gerst, Jr. have each entered into a trading plan in accordance with Rule 10b5-1. The Company anticipates that, as permitted by Rule 10b5-1, other officers, Directors and employees may establish trading plans in the future. The Company undertakes no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan, except to the extent required by law.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

      The first item to be acted upon at the Meeting is the election of two Directors. Directors Matthew S. Robison and John L. Smucker will stand for election for terms of three years and until their respective successors shall have been duly elected and qualified. Although Director Herbert I. Corkin's term will expire on November 3, 2007, Mr. Corkin has chosen to retire as a Director and therefore will not stand for reelection. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected Directors.

      The Board of Directors unanimously recommends the election of the two nominees listed below. The shares represented by all proxies in proper form which are received by the Board prior to the election of directors at the Meeting will be voted "FOR" the nominees, unless authority is withheld in the space provided on the enclosed proxy. In the event any nominee declines or is unable to serve, it is intended that the shares represented by such proxies will be voted for a successor nominee designated by the Board (or if no other person is so designated, for the remaining nominees). All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The eight members of the Board who will continue in office after the Annual Meeting (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

Certain Information Concerning Nominees and Directors Continuing in Office

      Set forth below is certain information concerning each nominee for Director to be elected at the Meeting and each Director of the Company whose term of office continues after the Meeting. The information has been furnished to the Company by such persons.

Name, Age, Nature of             Year First
Positions and Offices              Became            Principal Occupation,
Held with the Company             Director    Experience and Other Directorships
---------------------             --------    ----------------------------------
Nominees for terms expiring
  at Annual Meeting in 2010:

Matthew S. Robison, 46.........     1999     Mr. Robison  has been  Senior  Vice
                                               President of Ferris,  Baker Watts
                                               Incorporated  since January 1999.
                                               Mr. Robison  previously served as
                                               a General  Partner and Analyst of
                                               Botti Brown Asset Management from
                                               January 1997 until  January 1999,
                                               and as Vice President and Analyst
                                               for  Montgomery  Securities  from
                                               October 1994 until  January 1997.
                                               Mr.  Robison  is a member  of the
                                               Board's                    Audit,
                                               Nominating/Corporate  Governance,
                                               and           Investment/Benefits
                                               Committees,  and  served  as  the
                                               Board's Lead Independent Director
                                               from 2004-2006.

Name, Age, Nature of             Year First
Positions and Offices              Became            Principal Occupation,
Held with the Company             Director    Experience and Other Directorships
---------------------             --------    ----------------------------------
John L. Smucker, 63............     2006     Mr.  Smucker  is  the  founder  and
                                               former    President   and   Chief
                                               Executive    Officer    of    MCE
                                               Technologies,  Inc.,  a microwave
                                               components   company   based   in
                                               Michigan,   and   more   recently
                                               served  as  President  and CEO of
                                               Aeroflex MCE  Technologies,  Inc.
                                               and Chief  Operating  Officer  of
                                               the microelectronics  division of
                                               Aeroflex  until his retirement in
                                               2004.  Prior to  starting  MCE in
                                               1993,   Mr.   Smucker  worked  as
                                               President of Merchant  Financial,
                                               Inc.,  after  spending  ten years
                                               with  Goldman  Sachs  &  Co.  Mr.
                                               Smucker  serves  on  the  Board's
                                               Audit      and       Compensation
                                               Committees.

Terms Expiring at Annual
  Meeting in 2008:

Lawrence A. Sala, 44...........     1995     Mr. Sala joined the Company in 1984
President, Chief Executive                     and worked in various engineering
Officer and Chairman                           and  marketing   positions  until
                                               becoming President and a Director
                                               of the  Company in May 1995.  Mr.
                                               Sala   has    served   as   Chief
                                               Executive Officer since September
                                               1997,  and has served as Chairman
                                               of the Board since November 2001.
                                               Mr.  Sala  is  a  member  of  the
                                               Boards of  Directors  of Carlisle
                                               Companies,    Incorporated    and
                                               Syracuse Research Corporation.

Robert U. Roberts, 69..........     2005     Mr.  Roberts is a 20 year Air Force
Director                                       veteran with extensive experience
                                               contracting      with     various
                                               government defense agencies.  Mr.
                                               Roberts  is  the   President  and
                                               Chief   Executive    Officer   of
                                               Syracuse Research Corporation,  a
                                               not-for-profit        independent
                                               research     and      development
                                               organization            providing
                                               environmental science,  operation
                                               integration,    information   and
                                               systems  technology  services and
                                               support  to  the   Department  of
                                               Defense   and  other   government
                                               agencies.  Mr.  Roberts serves on
                                               the Board's  Nominating/Corporate
                                               Governance  Committee  and on the
                                               Investment/ Benefits Committee.

Name, Age, Nature of             Year First
Positions and Offices              Became            Principal Occupation,
Held with the Company             Director    Experience and Other Directorships
---------------------             --------    ----------------------------------
Dr. David Wilemon, 70..........     1997     Dr. Wilemon is the Snyder Professor
Director                                       of   Innovation   Management   at
                                               Syracuse   University's   Whitman
                                               School    of    Management.    He
                                               co-founded  (1980)  and  led  the
                                               Snyder   Innovation    Management
                                               Program at the University and led
                                               the Entrepreneurship and Emerging
                                               Enterprises  Program at  Syracuse
                                               University from 1993 to 2003. Dr.
                                               Wilemon   is  the  Chair  of  the
                                               Board's  Nominating  /  Corporate
                                               Governance   Committee  and  also
                                               serves   on   the    Compensation
                                               Committee.  He also serves on the
                                               Board  of  Directors   for  First
                                               State Bank in Maypearl, Texas.

Terms Expiring at Annual
  Meeting in 2009:

Carl W. Gerst, Jr., 70.........     1968     Mr.  Gerst is a  co-founder  of the
                                               Company   and   Chief   Technical
                                               Officer,  and has  been  actively
                                               engaged  in  the  Company's  Vice
                                               Chairman   business   since   its
                                               founding  in  1967.   Mr.   Gerst
                                               served    as    Executive    Vice
                                               President   from  the   Company's
                                               founding  until  May 1995 when he
                                               became  Chief  Technical  Officer
                                               and Vice  Chairman  of the Board.
                                               Mr. Gerst served as the Company's
                                               Treasurer  from May 1992  through
                                               November 2001.

Dale F. Eck, 64................     1995     Mr.  Eck  was  Vice   President  of
Director Finance and Director Treasurer of The Entwistle Company, a defense contractor, from 1978 until his retirement in February 1997. Mr. Eck has also served as a Director of The Entwistle Company since 1978 and continues to serve that company in such capacity. Mr. Eck is the Chairman of the Board's Audit Committee and also serves on the Investment / Benefits Committee. In the opinion of the Audit Committee and the Board, Mr. Eck has the requisite experience to be designated as a "audit committee financial expert"  as that term is  defined
                                               by  the   Sarbanes-Oxley  Act  of
                                               2002.

Name, Age, Nature of             Year First
Positions and Offices              Became            Principal Occupation,
Held with the Company             Director    Experience and Other Directorships
---------------------             --------    ----------------------------------
James G. Gould, 49.............     2003     Mr.  Gould  is  a  co-founder   and
                                               President   of  Director   Alesco
                                               Advisors,  LLC, a SEC  registered
                                               investment   company   based   in
                                               Pittsford,  New  York.  Prior  to
                                               founding  Alesco,  Mr.  Gould was
                                               President   of   Clover   Capital
                                               Management,     Inc.,    a    SEC
                                               registered   investment  company,
                                               where he  currently  serves  as a
                                               Director.    Mr.   Gould   is   a
                                               certified public accountant, with
                                               prior  experience as an audit and
                                               tax accountant with Peat, Marwick
                                               &  Mitchell.  Mr.  Gould  was the
                                               Board's Lead Independent Director
                                               in fiscal  2007,  Chairman of the
                                               Board's  Compensation   Committee
                                               and Chairman of the  Investment /
                                               Benefits   Committee,   and  also
                                               serves on the Audit Committee.

            BOARD COMPOSITION, MEETINGS, COMMITTEES, AND COMPENSATION

Independence; Meeting Attendance

      The Company's Board of Directors is comprised of all independent Directors except for Messrs. Sala, Gerst and Roberts. Messrs. Sala and Gerst are employees of the Company. Mr. Roberts, for the first time, was deemed by the Board not to be "independent" due to the Company generating sales to SRCTec, Inc., a wholly owned subsidiary of Syracuse Research Corporation (Mr. Roberts is the President and CEO of Syracuse Research Corporation) in excess of two percent of SRCTec, Inc.'s total revenues during its fiscal year. The Board has determined that Directors Herbert I. Corkin, Dale F. Eck, James G. Gould, Matthew S. Robison, John L. Smucker and Dr. David Wilemon (who collectively comprise 66% of the Board) are each "independent" as defined by the Nasdaq Stock Market Listing Standards. Under the rules of Nasdaq, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company.

      The independent Directors regularly meet in executive session at which employee Directors are not present. During the Company's last fiscal year, the Board of Directors held eight meetings. No current Director attended fewer than 99% of the aggregate number of meetings of the Board and of any Committees on which he served during such period. The Company encourages all Directors to attend each annual meeting of Shareholders. Seven of the eight incumbent Directors attended the Company's last annual meeting of Shareholders held on November 2, 2006.

Related Party Transactions

      The Board has adopted a policy concerning transactions with related persons. The policy requires the review, approval and monitoring of transactions involving the Company and our Directors, executive officers or their immediate family members to determine whether such persons have a direct or indirect material interest. These transactions are reported to and reviewed by the Secretary and General Counsel of the Company who will report to the full members or non-management members of the Board, as appropriate. Following this review, the Board determines whether any such transaction is in the best interests of the Company and the Shareholders by considering whether the terms are no less favorable than those available with unrelated third parties and the related person's interest in the transaction. As required under the SEC's rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company's Proxy Statement.

      The Board has determined that because the Company's sales of components to SRCTec, Inc. were pursuant to a competitive bid process and the respective purchase orders are subject to the federal procurement regulations, the transactions do not constitute a related party transaction as defined in the SEC's regulations and the transactions are not in conflict with the Company's policy regarding related party transactions.

      David M. Ferrara, Secretary and General Counsel of the Company, is a member in the law firm of Bond, Schoeneck & King, PLLC, which has rendered and continues to render legal services to the Company. During the fiscal year ended June 30, 2007, the Company paid Bond, Schoeneck & King, PLLC $377,352 for services rendered and for related disbursements.

Corporate Governance Matters

      Our Company's business is operated by the guiding principles of honesty and integrity. Anaren's Code of Ethics and Business Conduct ("Code of Conduct"), which has been in place since August 2002, and most recently amended in February 2006, and is available on the Company's website (www.anaren.com), establishes ethical policies by which the Board of Directors, officers and every employee conducts the daily operation of the Company. Anaren's Code of Conduct is reviewed with every Company employee to help ensure that all employees remain dedicated to Anaren's founding principles of honesty and integrity. The Board's Nominating/Corporate Governance Committee reviews corporate governance developments and recommends modifications to the Company's Code of Conduct and various committee charters as appropriate. Consistent with this review, the Board adopted a Statement of Corporate Governance Guidelines and Principles ("Governance Guidelines"), which provides an overview of the Company's corporate governance philosophy and a summary of the Board's responsibilities and duties regarding its oversight of the Company. The Company's Governance Guidelines also identify the Company's key policies, including the Code of Conduct. A copy of the Governance Guidelines which were most recently updated in May 2007, are available on the Company's website. The Board also adopted a Disclosure
Committee Charter to formalize the procedures of the Company's Disclosure Committee that has been in place since the beginning of fiscal year 2005. The purpose of the Disclosure Committee is to help ensure that the Company's disclosure controls and procedures are effective and that public disclosures are materially accurate, timely and complete.

      In a continuous effort to stay abreast of corporate governance developments, the Board encourages its members and the Company's Secretary to attend various education programs. During fiscal 2007, Directors Eck, Wilemon, Robison and Smucker, and the Company's Secretary and General Counsel, attended corporate governance programs.

      Our Company has consistently maintained above average corporate governance ratings, as reflected by its current Corporate Governance Quotient (CQO). As of September 1, 2007, the Company outperformed 89.9% of the companies in the Russell 3000 and 86.9% of the companies in the Technology: Hardware & Equipment Group. Our Company is very proud of these ratings and is committed to continue to strive toward corporate governance excellence.

Charters

      The Company has adopted written charters for each of its Audit, Compensation, Disclosure, Investment/Benefits, and Nominating/Corporate Governance Committees and has published their respective Charters on its website: www.anaren.com.

Committees

      Audit Committee. The Company's Audit Committee consists of Dale F. Eck, Chairman, James G. Gould, Matthew S. Robison and John L. Smucker, each of whom the Board has determined to be "independent" as defined by the Sarbanes-Oxley Act and the Nasdaq Stock Market Listing Standards. In the opinion of the Board the Audit Committee's Chairman, Dale F. Eck, meets the definition of an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The function of the Audit Committee is to monitor the quality and integrity of the Company's accounting, auditing and financial reporting practices, and to review the Company's annual audit with management and the Company's independent registered public accounting firm. The Audit Committee is also responsible for monitoring the independence and performance of the Company's independent registered public accounting firm, and for providing an avenue of communication among the independent registered public accounting firm, management, employees, and the Board of Directors. During the fiscal year ended June 30, 2007, the Audit Committee held ten regular meetings and several additional meetings in connection with the Company's quarterly and annual financial reporting, and review, assessment and certification of the effectiveness of its internal controls. The Audit Committee has adopted a written charter, which was last amended on August 10, 2004, setting forth its composition and responsibilities.

      Compensation Committee. The Company's Compensation Committee in fiscal 2007 consisted of James G. Gould, Chairman, John L. Smucker, Herbert I. Corkin and Dr. David Wilemon. The Board has determined that each of the Compensation Committee's members is "independent" as defined by the Nasdaq Stock Market Listing Standards. The function of the Compensation Committee is to recommend to the Board of Directors competitive compensation plans for officers and key employees. The Committee's function is more fully described on page 15--The Role of the Compensation Committee. During the fiscal year ended June 30, 2007, the Compensation Committee held four meetings. The Compensation Committee has adopted a written charter setting forth its composition and responsibilities.

      Nominating and Corporate Governance Committee. The Company's Nominating and Corporate Governance Committee consists of Dr. David Wilemon, Chairman, Robert U. Roberts, and Matthew S. Robison, each of whom the Board has determined is "independent" as defined by the Nasdaq Stock Market Listing Standards. The functions of the Nominating and Corporate Governance Committee are to make recommendations to the Board for nominees to serve as directors, to strengthen the Board's oversight of management, to develop and implement the Company's corporate governance guidelines, and to monitor a process to assess the Board's effectiveness. The Nominating and Corporate Governance Committee will consider written recommendations from Shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, the entirety of each candidate's credentials and whether the candidate possesses the following characteristics:

      o     Impeccable personal character

      o     Demonstrated achievement in his or her professional field

      o Broad professional experience relevant to Anaren's current and likely future business

      o Skill set that complements Anaren's current Board and senior management team

      o Demonstrated leadership abilities including team building, mentoring and effective communication

      o     Fundamental understanding of basic financial accounting statements

      o Demonstrated ability to foster investor, employee and customer confidence

      o     Demonstrated enthusiasm for Anaren's mission

      o Demonstrated experience managing a business, educational or other not-for profit entity

      o Commitment to maintaining a responsible employer presence in the communities in which Anaren operates

      The Committee also considers a candidate's projected effectiveness as a director in conjunction with the full Board in collectively serving the long-term interests of the Shareholders. In addition, prior to nominating an existing director for re-election to the Board, the Committee and the Board consider and review, among other relevant factors, the existing director's meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the director brings to the Board. During the fiscal year ended June 30, 2007, the Nominating and Corporate Governance Committee held three meetings. The Nominating and Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities.

      Investment/Benefits Committee. The Company's Investment/Benefits Committee consists of James G. Gould, Chairman, Dale F. Eck, Matthew S. Robison and Robert
U. Roberts, each of whom the Board has determined is "independent" as defined by the Nasdaq Stock Market Listing Standards. The functions of the Investment/Benefits Committee are to oversee the appropriate investment of the Company's cash and cash equivalents with the objective of obtaining competitive rates of return without exposing the Company's assets to undue volatility or risk of loss, and to periodically review the various benefit plans, including pension plans, offered by the Company to its employees to help ensure that the various benefit plans are market competitive, yet cost effective for the Company. During the fiscal year ended June 30, 2007, the Investment/Benefits Committee held three meetings.

      Disclosure Committee. The Company's Disclosure Committee consists of Lawrence A. Sala, Chairman, officers of the Company and business group managers. The purpose of the Disclosure Committee is to assist the Company in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports are materially accurate, timely, understandable, and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects. The Committee meets quarterly prior to release of the Company's financial statements, and, as otherwise necessary to accomplish its purpose.

Compensation Committee Interlocks and Insider Participation

      James G. Gould, Chairman, Herbert I. Corkin, John Smucker and Dr. David Wilemon served on the Compensation Committee during 2007. David M. Ferrara, the Company's Secretary and General Counsel, is an ex-officio Member of the Committee. Mr. Ferrara provides counsel to the Committee and is responsible for drafting employment and other contractual agreements involving compensation of executive officers and other employees. Except for Mr. Ferrara's participation as a non-voting Member, there were no Compensation Committee interlocks or insider (employee) participation during 2007.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for serving as directors. During fiscal year 2007, the Company paid each director who is not an employee a $16,000 fee plus $1,000 for each meeting attended, and also paid the Chairperson of the Audit Committee an annual fee of $10,000, and the Chairpersons of the Compensation, Investment/Benefits and Nominating/Corporate Governance Committees an annual fee of $4,000. In addition, members of the Audit Committee, except for the Chairperson, received an annual fee of $5,000, and members of the Compensation Committee, Investment/Benefits Committee and Nominating/Corporate Governance Committee, except for the respective Chairpersons, received an annual fee of $2,000. The Company also reimbursed each director for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, non-employee directors are eligible to receive awards under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan. The directors' options were granted at an exercise price of $19.56 per share (the fair market value of the underlying Common Stock on the date of grant). All of the aforementioned director options become exercisable in three equal annual installments, beginning on the first anniversary of the grant. The directors also received a restricted stock award of 700 shares which value and terms are identified in the table that follows.

      Beginning in fiscal year 2008, each non employee director will receive a $20,000 annual fee plus $1,000 per meeting for each meeting attended. The Audit Committee Chairperson's annual fee has been increased to $12,000 and the annual fee for respective Chairpersons of the Compensation, Investment/Benefits and Nominating/Corporate Governance Committees has been increased to $6,000. In addition, members of the Audit

Committee, except for the Chairperson, will receive an annual fee of $6,000 and members of the other Committees listed above will receive an annual fee of $3,000. The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

      The following table summarizes the compensation paid to each Director for his service to the Board and its committees in fiscal year 2007.

                           DIRECTOR COMPENSATION TABLE

                                   Fees Earned     Stock    Option
                                     or Paid       Awards   Awards
Name(1)                             in Cash ($)    ($)(2)    ($)(3)    Total ($)
-------                            ------------    ------   -------    ---------
Herbert I. Corkin................    $22,000       $4,184   $21,087    $47,271
Dale F. Eck......................     32,000        4,184    21,087     57,271
Carl W. Gerst, Jr................          0(4)    14,942    40,304     55,246
James G. Gould...................     33,000        4,184    21,087     58,271
Robert U. Roberts................     24,000        4,184    36,296     64,480
Matthew S. Robison...............     29,000        4,184    21,087     54,271
John L. Smucker..................     25,250        4,184    50,762     80,196
David Wilemon....................     26,000        4,184    21,087     51,271

----------
(1) Mr. Sala, the Company's Chief Executive Officer and Chairman, is not included in this table. Mr. Sala does not receive any compensation for his service as a director because he is an officer of the Company. The compensation received by Mr. Sala as an officer is shown in the Summary Compensation Table on page 26.
(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2007 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended June 30, 2007 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Directors. On August 9, 2006, the Company granted each non-employee Director 700 shares of restricted stock which is subject to forfeiture until the third anniversary of the date of grant. The fair market value, as of the date of grant, for each non-employee Director was $13,692. As of June 30, 2007, each non-employee Director has 2,100 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end.
(3) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2007 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended June 30, 2007 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these stock option awards and do not correspond to the actual value that may be recognized by its Directors. The options have an exercise price of $19.56 and vest in three equal installments on August 9, 2007, 2008, and 2009. The fair market value, as of the date of grant, for each non-employee Director was $27,040. As of June 30, 2007, each non-employee director had the following number of stock options outstanding: Mr. Corkin 21,500; Mr. Eck 21,500; Mr. Gould 26,500; Mr. Roberts 8,666; Mr. Robison 6,500; Mr. Smucker 12,000 ; and Mr. Wilemon 21,500.
(4) Carl W. Gerst, Jr., the Company's Chief Technical Officer and Vice Chairman, does not receive any fees for his service as a director. However, Mr. Gerst did receive non-qualified stock options and restricted stock awards in fiscal year 2007 in connection with his service as an officer and director of the Company. The amount recognized by the Company for financial reporting purposes (before reflecting forfeiture) is set forth in this table and was calculated in accordance with FAS 123R. On August 9, 2006, Mr. Gerst received 2,500 shares of restricted stock and 6,500 stock options with an exercise price of $19.56 per share. The stock options vest over a three year period and the restricted stock is subject to a three year vesting period. The fair market value on August 9, 2006 was $87,880 for the options and $48,900 for the restricted stock. As of June 30, 2007, Mr. Gerst had 176,500 stock options outstanding and 4,500 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end.

Communication with Directors

      Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a Shareholder desires to communicate with a specific director, the correspondence should be addressed to that director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its contents will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company. The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

      Correspondence should be addressed to:

                    [Name of Director or Board of Directors]
                              c/o David M. Ferrara
                          Secretary and General Counsel
                                  Anaren, Inc.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                       COMPENSATION OF EXECUTIVE OFFICERS

Introduction

      The executive officer compensation information in this section is presented in a new format this year. The SEC has adopted new executive compensation disclosure rules which require the following Compensation Discussion and Analysis ("CD&A") section to provide details regarding the Company's executive compensation policy, the material elements of the total compensation paid to the Company's executive officers under such policy, and an explanation of how the Company determines the amount paid under each element of compensation.

      In addition to the CD&A, the new SEC executive compensation regulations have amended and/or adopted new disclosure tables. The disclosure tables following the CD&A set forth the various elements of compensation paid to the Company's Chief Executive Officer, principal financial officer and the three most highly compensated executive officers other than the chief executive officer and principal financial officer. These five individuals are referred to under the SEC's disclosure rules, and throughout the CD&A, as the "Named Executives." The Named Executives for fiscal 2007 are Lawrence A. Sala, President and Chief Executive Officer, Joseph Porcello, Senior Vice President of Finance, Gert R. Thygesen, Senior Vice President of Technology, Mark P. Burdick, Senior Vice President and General Manager, and Timothy P. Ross, Senior Vice President of Business Development. The terms "executive officers" and "key management" relate to the Company's approximately 95 management and key technical personnel, including the Named Executives, who currently participate in the Company's equity based compensation program. The first table, the Summary Compensation Table, provides in comprehensive form the total compensation earned by the Named Executives. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table. Because this is a transition year for the
Company's use of the new compensation disclosure format, the Summary Compensation Table includes information only for fiscal year 2007.

The Role of the Compensation Committee

      The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company's compensation policies and practices regarding the executive officers. The Committee is composed of four members, all of whom are (i) deemed "independent directors," as the term is defined in the listing standards of the Nasdaq Stock Market, (ii) qualified as a "non-employee director," as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an "outside director" under
Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Committee's written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Committee's responsibilities, the Compensation Committee has the authority to set the level of executive compensation.

      The Committee is supported by the Company's Secretary and General Counsel, and the Company's finance group who provides corporate financial information to the Committee. In addition to the General Counsel and the Company's finance group, the Compensation Committee has engaged a consultant, First Niagara Benefits Consulting, a wholly owned subsidiary of First Niagara Financial Group ("First Niagara"), to collect and update compensation information from the Company's peer group and published survey sources. The Committee also uses First Niagara to analyze the total compensation earned by the Company's executive officers, apprize the Committee on current trends in the area of executive compensation, make recommendations to strengthen the Company's compensation philosophy to align the Named Executives' pay to the Company's performance, and to improve the competitiveness of executive compensation.

      The Compensation Committee does not delegate its duties to any other person; however, it does work with senior management to structure the Named Executives' performance goals. After extensive review and consideration, the Committee presents its recommendations to the Board for its review and approval.

                      COMPENSATION DISCUSSION AND ANALYSIS

      The following Compensation Discussion and Analysis contains statements regarding future performance targets and goals for the Company's executive officers. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to any other context.

Philosophy and Objectives of the Compensation Program

      The Compensation Committee continues to strive to develop, refine and implement an executive compensation program that rewards executive officers when the Company achieves its financial and strategic goals. The Committee generally targets overall compensation for executive officers to the 50th percentile of compensation paid to comparable executives based upon peer group and survey data. The ultimate objective of the Company's compensation program is to motivate the Company's executive officers to achieve financial goals that increase the shareholders' long-term value. The compensation philosophy encourages executives to make decisions geared toward the long term success of the Company. By design therefore, compensation paid to the executive officers is predominantly performance based. Although individual performance is viewed as being important, overall Company performance goals must be achieved before any executive officer is eligible to receive an annual incentive bonus. Although the Compensation Committee intends for executive compensation to be driven by performance, it recognizes that salaries must stay competitive with comparable technology-based, microwave electronics manufacturing companies in order to attract, retain and motivate highly qualified executives. It is this mix of interests that drives the compensation structure outlined below.

Policies and Procedures

      To achieve the compensation program's objectives, the Company utilizes the following policies and procedures.

      Comparisons to Peer Group. In 2007, the Company utilized compensation information from the Company's peer group and from published surveys. The Company's peer group includes the following microwave electronics component and subsystem manufacturers: Herley Industries Inc., Sirenza Microdevices Inc., EMS Technologies, CalAmp Corp., California Micro Devices, Anadigics Inc., Frequency Electronics and Aeroflex Inc. First Niagara assists the Compensation Committee in gathering information on its peer group as well as gathering information published in the Watson Wyatt Data Services' surveys entitled "Industry Report on Top Management Compensation" and "National Executive Compensation Survey." In 2007, the Company primarily relied upon these broad databases to determine appropriate levels and types of compensation. The Company believes that its executive compensation practices are consistent with the compensation philosophy of providing competitive compensation with appropriate incentive and equity-based components.

      The Company Strives for Fairness in the Administration of Compensation. The Company strives to ensure that compensation levels accurately reflect the level of responsibility that each individual has within the Company. At the outset of each fiscal year the Named Executives and all participants in the Company's Bonus Plan are informed of individual and Company-wide objectives. Decisions regarding individual performance (which affects an individual's base salary) are based upon valid assessments of performance and the impact of each officer's contribution toward the Company's overall performance.

      Role of Executive Officers in the Compensation Process. In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers, the Compensation Committee considers the recommendation of the Company's President and Chief
Executive Officer, Lawrence A. Sala. Mr. Sala reviews the performance and compensation of each executive officer, the Company's financial results versus established goals for the fiscal year just completed, and also reviews the officer's goals and objectives as identified in their respective annual management incentive plans. Mr. Sala then makes recommendations to the Committee regarding the upcoming year's financial objectives, base salary adjustments, cash incentive bonus opportunities and equity-based compensation grants based on the executive officer's performance and comparative analysis of similar positions in the peer group and published survey data. The Committee, however, exercises its complete discretion in approving or modifying any compensation recommendation for any executive officer. Mr. Sala does not make any recommendations regarding his own compensation, nor does he vote on any compensation matters considered by the Committee, but is viewed as an additional resource to discuss executive officer performance and compensation.

Compensation of the Named Executives

      The Company's compensation program for all executive officers, including the Named Executives, include the following elements:

      o     Base Salary

      o     Non-Equity Annual Bonus Plan ("Bonus Plan")

      o     Equity Based Awards

      o     Benefits

      The compensation program for key management is built around the philosophy of targeting market-median compensation with incentive components that reflect positive, as well as negative, Company and individual performance. It is not the Company's practice to compensate any Named Executive in excess of the limits contained in Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the amount of compensation paid to the Named Executives in any one fiscal year that may be deducted by the Company for federal income tax purposes, unless the compensation is performance-based and the material terms of the applicable plan are disclosed to and approved by the Company's Shareholders. The deduction limitation is currently $1 million. The Company's 2004 Comprehensive Long Term Incentive Plan, as amended, has received shareholder approval and, to the extent applicable, was prepared with the intention that the incentive compensation would qualify as performance-based compensation under
Section 162(m).

Base Salary

      The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each individual Named Executive. Each year, the Company reviews base salaries and targets base salary compensation at or near the median base salaries of the companies included in the Company's peer group and survey data provided by First Niagara. Historically, base salaries for the Company's executive officers have been significantly lower than target levels. Unlike the Bonus Plan, base salaries are not linked to the overall performance of the Company. However, other elements of total compensation are dependent on the determination of base salary, to the extent they are expressed as percentages of base salary (for example, the cash incentive under the Bonus Plan is a percentage of the executive's base salary). Generally, the Compensation Committee begins its compensation analysis for executives at its May committee meeting by reviewing compensation trends identified by First Niagara. Several elements are considered in setting base salaries, including (i) the size, scope and complexity of the executive officer's responsibilities; (ii) the relationship of the executive officer's pay to the base salaries of other senior officers and other management employees of the Company; (iii) the individual's performance;
(iv) economic and market conditions; and (v) whether the base salary levels are competitive and comparable to compensation paid to executives employed by the Company's peer group and published survey data. The Committee also considers the historical performance of the Company and the contributions of each executive officer to those results when considering proposed adjustments to base salary. The salary levels for all executive officers and key management employees are reviewed on an annual basis.

      The Committee increased the base salaries of the Named Executives at its August 7, 2007 meeting for fiscal year 2008. Mr. Sala received an increase of $30,000 based on the Committee's review of his individual performance and base salary trends as reflected in the Company's peer group and published survey data. Mr. Sala's base salary of $400,000 as the Company's President and Chief Executive Officer is well supported by (i) competitive wage survey data, (ii) the Company's peer group's compensation of chief executive officers, and (iii) the Company's strategic accomplishments and financial performance during the period Mr. Sala has served in this capacity.

      The Compensation Committee also approved base salary increases for Messrs. Porcello, Thygesen, Burdick, and Ross based on the Committee's evaluation of the following factors: (i) competitive wage survey data, (ii) realization of the Company's strategic accomplishments during fiscal year 2007, (iii) satisfaction of individual performance goals, and (iv) the Named Executive's responsibilities and duties. Messrs Porcello, Burdick, Ross and Thygesen received base salary increases in the range of five to nine percent, based on the Committee's evaluation, of $9,000, $14,000, $16,000 and $12,000, respectively.

      Please see the Summary Compensation Table presented in this Proxy Statement and the accompanying narrative disclosures for more information regarding the base salaries of the Named Executives.

Non-Equity Annual Bonus Plan

      In order to more closely align the compensation of Named Executives and other key employees to the Company's performance, a non-equity annual bonus plan ("Bonus Plan") is maintained in which approximately 11 percent of the Company's employees participated in fiscal 2007. Bonus Plan award opportunities, expressed as a percentage of salary, are established for each participant. The Committee strives to set the respective Bonus Plan opportunities to be consistent with opportunities for comparable positions in the Company's peer group and published survey data. The Bonus Plan is designed to provide a meaningful incentive to reward executive officers and other key management employees for their contribution toward the Company's growth, profitability and achievement of individual performance objectives for a fiscal year. Eligibility in the Bonus Plan is limited to key members of management and technical personnel who, because of their position, have the ability to impact the growth, profitability and overall success of the Company, as well as have the responsibility for succession planning and employee development. Bonus Plan opportunities for executive officers range from 20% to 100% of base salary. In the case of truly exceptional performance by an officer of the Company, the Committee in accordance with its charter may exercise its discretion to recommend to the Board to increase a Bonus Plan payment by up to fifty percent.

      Bonus Plan payments, when made, have historically totaled less than 10 percent of the annual operating income for the Company. There were 95 participants in the 2007 Bonus Plan who were paid a total of approximately $1.8 million, of which $982,868.00 was paid to the executive officers of the Company. Total Bonus

Plan payments for fiscal year 2007 represented approximately 10% of the Company's operating income, including FAS 123R expense. The officers of the Company select the Bonus Plan participants on an annual basis. Any Bonus Plan payment is subject to approval of the Committee and the Board of Directors.

      Under the Bonus Plan in effect for the 2007 fiscal year, the Company's achievement of specified performance criteria (the achievement of targeted annual net shipments, annual operating earnings, and annual order bookings and specific management and personal development goals outlined below for each Named Executive) entitled the Names Executive to receive a cash Bonus Plan payment. Each goal was weighted by importance and was factored into the calculation to determine the Bonus Plan payment. Executive officers, including Named Executives, however, were not eligible to receive any payments under the Bonus Plan if the Company was not profitable on an operating basis. If the officer failed to meet a portion of his or her criteria, he or she would still be entitled to a proportionately reduced Bonus Plan payment based upon the achievement of the other goals.

      The specific Company financial goals and the results achieved in fiscal year 2007 for the Named Executives were as follows:

                                              Goal           Results Achieved
                                              ----           ----------------
Annual Net Shipments.................     $116 Million         $129 Million
                                          (10% Annual          (22% Annual
                                          Sales Growth)        Sales Growth)

Annual Operating Earnings*...........   15% of Net Sales    15.8% of Net Sales
                                           (60 Basis           (150 Basis
                                        Point Increase)       Point Increase)

Annual Order Bookings................     $120 Million        $135.3 Million
                                          (14 % above          (28 % above
                                        2006 Net Sales)       2006 Net Sales)

----------
*     Excluding FAS 123 R expense.

      The Committee considered the results achieved compared to each financial goal identified above, and because the results significantly exceeded the specific goals, the Committee exercised its discretion, as provided in its Charter, and increased each Named Executive's Bonus Plan payment by 35 percent. The Committee, in reaching this decision, also considered the fact that the results achieved significantly surpassed fiscal year 2006, which was considered by the Committee and the Board to be a financially successful year. The fiscal year 2007 additional 35 percent payment was the first time the Committee exercised its discretion.

      The Company's President and Chief Executive Officer Bonus Plan opportunity for fiscal year 2007 was set by the Committee at 100% of his base salary. Fifty percent of Mr. Sala's Bonus Plan opportunity was based upon the achievement of the Company financial goals identified above. As noted in the above table, the actual fiscal 2007 results significantly exceeded the Company financial goals. Thirty percent of Mr. Sala's Bonus Plan opportunity was based upon the satisfactory achievement of functional goals as the Company's President and Chief Executive Officer. These goals included the attainment of operating cash flow of $17 million ($21.8 million was achieved) and establishment and execution of a strategic review process for acquisition candidates consistent with the Company's strategic growth plan. Mr. Sala achieved these individual management goals, satisfying an additional 30% of the overall Bonus Plan opportunity. The final 20% of Mr. Sala's Bonus Plan opportunity required his satisfaction of personal development goals, including the mentoring of key management persons and execution of the Company's strategic plan. Mr. Sala satisfied these goals. Mr. Sala's total Bonus Plan payment for fiscal 2007 was $499,500.

      The Compensation Committee determined that the Company's Senior Vice President of Finance, Mr. Porcello, Bonus Plan opportunity for fiscal year 2007 was set by the Committee at 50% of his base salary. Fifty percent of Mr. Porcello's Bonus Plan opportunity was based upon the achievement of the Company financial goals.

Thirty percent of Mr. Porcello's Bonus Plan opportunity was based upon the satisfactory achievement of functional goals as the Company's principal financial officer. These goals were the attainment of Operating Cash Flow of $17 Million ($21.8 Million was achieved) and the management of operating expenses to 22.5% of net sales or less (actual expenses were 20.4% of net sales). Mr. Porcello satisfied these functional goals and achieved an additional 30% of his Bonus Plan opportunity. The final 20% of Mr. Porcello's Bonus Plan opportunity required his satisfaction of personal development goals, including the development and enhancement of the finance department staff. Mr. Porcello satisfied some of these goals and achieved an additional 10% of his Bonus Plan opportunity. Mr. Porcello's total Bonus Plan payment for fiscal 2007 was $106,313.

      The Company's Senior Vice President of Business Development, Mr. Ross, had a Bonus Plan opportunity of 50% of his base salary. Similar to Messrs. Sala and Porcello, fifty percent of Mr. Ross' Bonus Plan payment was based upon the Company financial goals noted in the chart above. Thirty percent of Mr. Ross' Bonus Plan opportunity was based upon the satisfactory achievement of functional goals as the Company's chief business development officer. These goals were the development of a "Far East" sales and customer service operation, identify and research strategic business combinations and reduction of material costs to increase the competitive position of the Company's ferrite products. Mr. Ross achieved these functional management goals, satisfying an additional 30% of his Bonus Plan opportunity. The final 20% of Mr. Ross' Bonus Plan opportunity required his satisfaction of personal development goals, including implementing a formal strategic planning process for all operating units, identifying and assessing four acquisition candidates, and mentoring certain key management employees. Mr. Ross satisfied these goals. Mr. Ross' total Bonus Plan payment for fiscal 2007 was $124,200.

      The Company's Senior Vice President of Technology, Mr. Thygesen, Bonus Plan opportunity for fiscal year 2007 was set by the Committee at 50% of his base salary. Similar to Messrs. Sala, Porcello and Ross, fifty percent of Mr. Thygesen's Bonus Plan opportunity was based upon the achievement of the Company financial goals as noted above. Thirty percent of Mr. Thygesen's Bonus Plan opportunity was based upon the satisfactory achievement of functional goals as the Company's chief technology officer. These goals were the transition of ferrite product production to the Company's facility in Suzhou, China, reducing the cost of ferrite products and development of a manufacturing technology roadmap to support the Company's strategic growth plan. Mr. Thygesen satisfied the majority of these management goals and achieved an additional 20% of his Bonus Plan opportunity. The final 20% of Mr. Thygesen's Bonus Plan opportunity required his satisfaction of personal development goals, including establishment of new technology analysis and mentoring key management employees. Mr. Thygesen satisfied these goals. Mr. Thygesen's total Bonus Plan payment for fiscal 2007 was $105,098.

      The Company's Senior Vice President and General Manager, Mr. Burdick, had a fiscal year 2007 Bonus Plan opportunity of 50% of his base salary. In addition to achieving the Company financial goals, thirty percent of Mr. Burdick's Bonus Plan opportunity was based upon the satisfactory achievement of functional goals as the Company's General Manager. These goals consisted of transitioning certain products to the Company's Suzhou, China facility, having the new Suzhou facility fully operational by November 2006, achieving operating cash flow of $17 million, and developing a project management training program. Mr. Burdick satisfied these functional goals. The final 20% of Mr. Burdick's Bonus Plan opportunity required his satisfaction of personal development goals, including mentoring certain members of his staff and developing a business operations structure to support potential acquisitions. Mr. Burdick satisfied these goals. Mr. Burdick's total Bonus Plan payment for fiscal 2007 was $118,800.

      The dollar amounts of each award paid to the Named Officers are set forth under the column entitled "Bonus" of the Summary Compensation Table.

New Metrics in 2008

      The Compensation Committee modified the Bonus Plan for fiscal year 2008. Similar to the Bonus Plan metrics used in 2007, functional and individual performance goals were established for each participant. However, for fiscal 2008, Bonus Plan payments for all executive officers will be based solely on the achievement of corporate financial performance objectives ("Corporate Goals"). In the case of general managers and certain other key management employees, Bonus Plan payments will be based on business unit performance to more closely align their Bonus Plan compensation with the success of their respective business unit. However, for officers, including the Named Executives, the Corporate Goals identified below will be solely used to determine any Bonus Plan payment. The Compensation Committee has established Corporate Goals with minimum and target thresholds as defined below:

2008 Corporate Goals

Performance Criteria                          Target               Minimum
--------------------                          ------               -------
Annual Net Shipments:..................    $142 Million         $132 Million
Annual Operating Earnings
  (excluding 123R expense):............  15% of Net Sales     8.5% of Net Sales
Annual Order Bookings:.................    $146 Million         $136 Million
Operating Cash Flow:...................     $21 Million          $10 Million

      The amount of each officer's Bonus Plan payment will be based on the average percentage achieved of each of the four Corporate Goals. However, no Bonus Plan payment will be made if the Company is not profitable on an operating basis. In addition, the Bonus Plan does not guarantee any minimum Bonus Plan payment to any participant.

Equity Based Compensation

      The Committee believes that the interests of the Shareholders are best served when a significant percentage of executive officers' compensation is comprised of equity based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company's stock. The granting of equity based compensation aligns the interests of key management, including the Named Executives, with those of the Shareholders. Therefore, it is the Compensation Committee's intention to make grants of equity based awards to the Named Executives and other key employees at such times and in such amounts as may be required to accomplish the objectives of the Company's compensation program. The Compensation Committee has historically granted equity based compensation in the form of stock options and restricted stock to help create the opportunity for increased equity ownership by executive officers, to recruit key individuals, and to utilize vesting requirements to encourage those individuals to continue in the employ of the Company. The Company also has, on occasion, issued limited amounts of restricted stock to individuals for extraordinary performance.

      The Compensation Committee generally makes annual equity based awards one time each year at the Committee's regularly scheduled August meeting. The Committee has never manipulated the timing of equity based awards to take advantage of non-public material information. All equity based awards are pursuant to the Company's 2004 Comprehensive Long Term Incentive Plan, as amended and approved by the Shareholders in 2006, which imposes certain restrictions. Recipients of stock option and restricted stock grants must enter into agreements with the Company which set forth the specific terms and conditions, including limitations applicable to the equity based awards. Equity awards are generally based on a percentage of salary; and various percentages have been established for different organizational levels within the Company. Equity awards for fiscal year 2007 consisted of a combination of restricted stock and stock options.

      For fiscal year 2007, the Compensation Committee considered a number of factors, including data for comparable peer group executives, published national data services, the officer's contributions toward the financial success of the Company and the resulting FAS 123R expense, in determining the amount of equity based awards granted to the executive officers. The restricted stock issued to officers for fiscal year 2007 was subject to a 36 month time vesting requirement. Incentive stock options were issued subject to a five year gradual vesting schedule, and were granted at the closing price of the Company's stock as of the date of the grant.

      For fiscal year 2008, the Compensation Committee recommended, and the Board approved, modifying the Company's equity based awards to further strengthen the executive officers' focus on achieving long term growth and profitability goals for the Company. Equity awards granted for fiscal year 2008 were exclusively in the form of restricted stock. The Compensation Committee, with the assistance of First Niagara, reviewed market and industry trends and determined that the Company would benefit from granting restricted stock and not incentive stock options, which simplifies the accounting for equity based awards and increases retention of key management employees.

      The Committee believed that it was appropriate for the majority of the equity based awards to Executive Officers be contingent upon the long-term performance of the Company. Therefore, the Committee decided that 65% of the executive officers total equity grant opportunity ("Total Grant Opportunity"), be based on the Company's achievement of specific long-term corporate financial objectives ("Corporate Performance Based Grant") and the remaining 35% of the Total Grant Opportunity be based on the individual executive's performance
("Individual Performance Based Grant"). First Niagara assisted in determining the Total Grant Opportunity for each executive officer based upon peer group and survey data. For fiscal 2008, Mr. Sala's Total Grant Opportunity was 160% of his base salary; Messrs. Porcello's, Burdick's and Ross' Total Grant Opportunity was 90% of their base salary and Mr. Thygesen's Total Grant Opportunity was 80% of his base salary.

      For the Individual Performance Based Grant, if the executive is performing as expected, he or she will receive the entire Individual Performance Based Grant in a restricted stock grant subject to a 36 month time vesting requirement. For the Corporate Performance Based Grant, the Compensation Committee established three year compound annual revenue growth rate ("CAGR") and cumulative operating cash flow ("COCF") targets based on the Company's strategic long term goals. Based on the relative attainment of these goals the executive officers will receive a percentage of the Corporate Performance Based Grant in a restricted stock grant subject to a 48 month time vesting requirement.

      For the Corporate Performance Based Grant, the percentage of the award attained is based on the Company's financial performance (CAGR and COCF) over a three year period compared to established targets. The Committee, consistent with the Company's strategic objectives, established CAGR and profitability targets of 15% each, which when applied to the base year (fiscal 2004), resulted in a goal for fiscal year 2007 of $129.8 million in sales, and $51.0 million of COCF for the three year cumulative period ending June 30, 2007. Actual results for fiscal year 2007 were $129.0 million in sales and a three year (2005, 2006 and 2007) COCF of $46.8 million. As a result, the Named Executives achieved 99% of the CAGR target and 91.8% of the COCF target. Accordingly, for the Corporate Performance Based Grant, the Committee granted executive officers, including the Named Executives, restricted stock equal in value to 95% of their Corporate Performance Based Grant opportunity.

      The following formula was used to calculate Mr. Sala's Individual and Corporate Performance Based Grants:

      Stock Price = Stock Closing Price on August 7, 2007 ($16.27) Base Salary x 160% = Total Grant Opportunity (TGO)
      $400,000 x 160% = $640,000

      TGO x 35% / Stock Price = Individual Performance Based Grant $640,000 x 35% / $16.27 = 13,768 Shares

      TGO x 65% x Percentage of Performance Objective Achieved /
      Stock Price = Corporate Performance Based Grant
      $640,000 x (65% x 95%) / $16.27 = 24,290 Shares

      Please see the Summary Compensation Table and the Grants of Plan-Based Awards table presented in this Proxy Statement and the accompanying narrative disclosure for more information regarding the number and value of the stock awards received by each of the Named Executives.

Stock Ownership Guidelines For Officers and Senior Management

      Consistent with the Committee's belief that ownership of the Company's common stock by executive officers aligns their interests with those of the Company's Shareholders and enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company, the Compensation Committee in 2004 recommended, and the Board approved, the following Stock Ownership Guidelines for Directors, officers and senior management of the Company.

Position                            Multiple                  Time to Attain
--------                            --------                  --------------
President & CEO.............        3X Base Salary            48 months

Other Officers and
  Senior Management.........        2X Base Salary            48 months

Outside Directors...........        8X Annual Board
                                    Retainer Fee              48 months

      The Stock Ownership Guidelines contemplate attainment of the specified levels within the stated time period following adoption of the Guidelines or, if later, following commencement of an individual's service with the Company in a manner subjecting him or her to the Guidelines. As of June 30, 2007, Mr. Sala and the majority of the Company's officers, senior management and outside Directors have ownership interests sufficient to meet the Stock Ownership Guidelines.

Retirement and Other Benefits

      All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce. The Company utilizes pension, 401(k) savings plan and a non-qualified deferred compensation plan (which participation is limited to executive officers) to enable employees to plan and save for retirement.

      The Company's tax-qualified 401(k) Plan (the "401(k) Plan") allows employees to contribute a percentage of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code. The Company provides a matching contribution, on a dollar for dollar basis, up to 5 % of the contributing participant's salary.

      The Company also provides retirement benefits through the Anaren Microwave, Inc. Pension Plan (the "Pension Plan"). The Pension Plan is available to all Company employees hired on or before August 15, 2000. All of the Named Executives are participants in the Pension Plan.

      All Company officers, including the Named Executives, participate in the non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan"). The Company's Deferred Compensation Plan was established in recognition of Internal Revenue Code limits on the amount of annual compensation that may be taken into account for Pension Plan and 401(k) Plan purposes, and in recognition of Internal Revenue Code limits on employee elective deferrals to the 401(k) Plan, as a percentage of their salaries. The Named Executives may elect to defer cash awards payable under the Bonus Plan and base salary into the Deferred Compensation Plan described under the section entitled "Nonqualified Deferred Compensation Plan" on page 31. The Company also makes contributions to the Deferred Compensation Plan, equal to 5% of the participant's base salary.

      Perquisites. Although perquisites are not a key element of the Company's compensation program, the Company's Named Executives, along with certain other senior level executives, are provided a limited number of perquisites. The Company provides the following perquisites:

      o Each executive officer and key management employee, including the Named Executives, participate in group health, dental, life and other welfare benefits plans on the same terms and conditions that apply to other employees of the Company.

      o The Company reimburses Mr. Sala, pursuant to Mr. Sala's employment agreement, premiums on life insurance and disability insurance policies owned by Mr. Sala. The amount of the reimbursement is identified in the Summary Compensation Table. The Company provides similar reimbursement to the Company's Chief Technical Officer and Vice Chairman of the Board, pursuant to Mr. Gerst's employment agreement.

      Please see the Summary Compensation Table and accompanying narrative disclosures presented in this Proxy Statement for more information on perquisites and other personal benefits the Company provides to the Named Executives.

      Employment Agreements. The Company has entered into an employment agreement with Messrs. Sala and Gerst. These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of such Named Executives. The agreements, which also include change in control provisions, are more fully described on pages 36-38. The Company has also entered into Change in Control Agreements with Messrs. Burdick, Ross Thygesen, Porcello, and Amy Tewksbury, Senior Vice President of Human Resources. Such change in control provisions are "triggered" upon a change of control and an involuntary termination or constructive termination of the Named Executive within two years following a change in control. The Change in Control Agreements are more fully described on pages 34-36.

      The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management. In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan. The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed the CD&A with management. Based upon its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's annual report on Form 10-K for the year ended June 30, 2007.

                                             Compensation Committee Members:
                                             James Gould (Chairman)
                                             Herbert I. Corkin
                                             John L. Smucker
                                             Dr. David Wilemon

                    EXECUTIVE COMPENSATION DISCLOSURE TABLES

      The following tables summarize the compensation of the Named Executive for the fiscal year ended June 30, 2007. The Named Executives are the Company's President and Chief Executive Officer, Senior Vice President of Finance, and the three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount set forth in the column entitled Change in Pension Value and Nonqualified Deferred Compensation Earnings). The material terms of the employment and change of control agreements with the Named Executives are set forth on pages 34-38.

                           Summary Compensation Table
                                       for
                          Fiscal Year End June 30, 2007

      The following table sets forth the total compensation paid or earned by the Named Executives for the fiscal year ended June 30, 2007.

                                                                                Change
                                                                              in Pension
                                                                              Value and
                                                                             Nonqualified
                                                                               Deferred
                                                        Stock     Options    Compensation     All Other
Name and                           Salary     Bonus     Awards    Awards       Earnings     Compensation    Total
Principal Position          Year     ($)     ($)(1)     ($)(2)    ($)(3)        ($)(4)         ($)(5)        ($)
------------------          ----   ------    ------     ------    -------    ------------   ------------    -----
Lawrence A. Sala........    2007  $370,000  $499,500   $49,009   $431,553       $7,653         $58,068    $1,415,783
President, Chief Executive
Officer and Chairman

Joseph E. Porcello......    2007   175,000   106,313    14,942    136,602       15,800          24,923       473,580
Senior Vice President,
Chief Financial Officer

Mark P. Burdick.........    2007   176,000   118,800    13,746    146,576       10,197          24,064       489,383
Senior Vice President
and General Manager

Timothy P. Ross.........    2007   184,000   124,200    14,942    153,662        9,803          27,131       513,738
Senior Vice President,
Business Development

Gert R. Thygesen........    2007   173,000   105,098    16,137    163,643       13,689          26,784       498,351
Senior Vice President,
Technology

----------
(1) Under the Company's individual management incentive plan (collectively, the "Bonus Plan"), the Named Executives are entitled to an incentive bonus based upon corporate, functional and individual performance measured against pre-established targeted goals. The number reflected in this column is the actual amount paid to the Named Executives based upon the individual's and the Company's performance during fiscal year 2007. The maximum and target amounts of the Bonus opportunities in fiscal year 2007 are set forth in the Grant of Plan Based Awards Table on page 27 - 28.
(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnotes 11 and 12 to the Company's audited financial statements for the fiscal year ended June 30, 2007 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Named Executives.

                                     (footnotes continued on the following page)

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 11 to the Company's audited financial statements for the fiscal year ended June 30, 2007 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these option awards and do not correspond to the actual value that may be recognized by its Named Executives.

(4) The amounts in this column reflect the aggregate change in the actuarial present value of the Named Executive's accumulated benefit under the Anaren Microwave, Inc. Pension Plan and the Anaren, Inc. Deferred Compensation Plan. No earnings are deemed above-market or preferential on compensation deferred under the Company's non-qualified Deferred Compensation Plan. All contributions to the Deferred Compensation Plan are invested in investment options selected by the Named Executive from the same array of options predetermined by the Company.

(5) All Other Compensation consists of contributions by the Company to the Company's 401(k) Salary Savings Plan in the amount of $11,000 for Mr. Sala, $11,000 for Mr. Porcello, $11,000 for Mr. Burdick, and $12,419 for Mr. Ross and $12,665 for Mr. Thygesen; contributions to a non-qualified deferred compensation plan covering the named executives in the amount of $18,500 for Mr. Sala, $8,750 for Mr. Porcello, $8,800 for Mr. Burdick, $9,200 for Mr. Ross, and $8,650 for Mr. Thygesen; premiums for additional disability insurance in the amount of $15,247 for Mr. Sala, $5,173 for Mr. Porcello, $4,264 for Mr. Burdick, $5,512 for Mr. Ross, and $5,469 for Mr. Thygesen, and reimbursement for premiums on life insurance policies owned by Mr. Sala in the amount of $13,321.

Grants of Plan-Based Awards

      We have provided the following Grants of Plan-Based Awards Table to provide additional information about stock and option awards and non-equity incentive plan awards granted to our Named Executives during the year ended June 30, 2007. All stock option and restricted share awards were made under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan.

                                                               All Other     All Other
                                           Estimated             Stock        Options                    Grant
                                         Future Payouts          Awards:      Awards:     Exercise     Date Fair
                                        Under Non-Equity        Number of    Number of     or Base     Value of
                                        Bonus Plan Awards       Shares of   Securities    Price of     Stock and
                                      ---------------------     Stock or    Underlying     Option       Option
                             Grant     Target       Maximum       Units       Options      Awards       Awards
Name                          Date       ($)        ($)(1)       (#)(2)       (#)(3)       ($/Sh)       ($)(4)
----                          ----       ---        ------       ------       ------       ------       ------
Lawrence A. Sala........     8/9/06                                           24,500        19.56       $479,220
                             8/9/06                               8,200                                 $160,392
                                      $370,000    $555,000
----------------------------------------------------------------------------------------------------------------
Joseph E. Porcello......     8/9/06                                            7,500        19.56       $146,700
                             8/9/06                               2,500                                 $ 48,900
                                      $ 87,500    $131,250
----------------------------------------------------------------------------------------------------------------
Timothy P. Ross.........     8/9/06                                            7,500        19.56       $146,700
                             8/9/06                               2,500                                 $ 48,900
                                      $ 92,000    $138,000
----------------------------------------------------------------------------------------------------------------
Mark P. Burdick.........     8/9/06                                            6,800        19.56       $133,008
                             8/9/06                               2,300                                 $ 44,988
                                      $ 88,000    $132,000
----------------------------------------------------------------------------------------------------------------
Gert R. Thygesen........     8/9/06                                            8,000        19.56       $156,480
                             8/9/06                               2,700                                 $ 52,812
                                      $ 86,500    $129,750

                                        (footnotes appear on the following page)

----------
(1) Under the Bonus Plan, each Named Executive has a "target" bonus opportunity in an amount equal to a specified percentage of his salary. In the case of truly exceptional performance by an officer, the Compensation Committee may exercise its discretion to recommend to the Board to increase a bonus payment to that officer by up to fifty percent. See pages 18-20 for a complete discussion of the Bonus Plan payments granted to each of the Named Executives.
(2) The restricted stock granted to the Named Executives on August 9, 2007 is subject to forfeiture until the third anniversary of the date of grant.
(3) The options vest in five equal installments beginning on the first anniversary of the date of grant. There are no performance-based conditions that must be satisfied for the options to vest and are subject to time only vesting requirements. Upon the Named Executive's termination, the Named Executive generally has three months to exercise any vested options. Except for employees retiring in good standing, all unvested options at the date of termination are forfeited. For employees who retire in good standing, all unvested options will become vested as of the retirement date. Such retirees may exercise the options before the expiration date. The vesting schedule for each grant is set forth in the Outstanding Equity Awards at Fiscal Year-End table below.
(4) The restricted stock vests ratably over three years. During the vesting period, the Named Executive has all of the rights of a Shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares may not be sold, exchanged or otherwise transferred.

Outstanding Equity Awards at Fiscal Year-End

      We have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards we have made to our Named Executives which are outstanding as of June 30, 2007.

                                           Option Awards                                   Stock Awards
                        --------------------------------------------------   ---------------------------------------------
                                                                                                                  Equity
                                                                                                                  Bonus
                                                                                                     Equity       Plan
                                                                                                      Bonus       Awards:
                                                                                                      Plan        Market
                                                                                                      Awards:    or Payout
                        Number of      Number of                               Number     Market     Number of   Value of
                       Securities     Securities                             of Shares   Values of   Unearned    Unearned
                       Underlying     Underlying                                That      Shares      Shares      Shares
                       Unexercised    Unexercised     Option                    Have       That        That        That
                         Options        Options      Exercise      Option        Not     Have Not    Have Not    Have Not
                           (#)            (#)         Price      Expiration    Vested     Vested      Vested      Vested
Name                   Exercisable   Unexercisable      ($)         Date       (#)(1)     ($)(2)      (#)(3)      ($)(2)
----                   -----------   -------------   --------    ----------  ---------   ---------   --------    --------
Lawrence A. Sala.....   126,422(4)          --       $12.4165    11/01/2009     8,200    $144,402
                         45,000(4)          --          19.21     7/15/2011                           19,444     $342,409
                         50,000(4)          --          15.00    11/01/2011
                         30,000(4)      10,000           9.51    11/10/2012
                         30,000(4)      20,000          14.73    11/05/2013
                         24,000(4)      36,000          12.05     8/29/2014
                         10,800(4)      43,200          14.05     8/09/2015
                             --         24,500(4)       19.56     8/09/2016
-------------------------------------------------------------------------------------------------------------------------
Joseph E. Porcello...    15,000(4)          --       $12.4165    11/01/2009     2,500     $44,025
                          3,600(4)          --          19.21     7/15/2011                            8,778     $154,581
                         10,000(4)          --          15.00    11/01/2011
                         12,000(4)       3,000           9.51    11/10/2012
                         10,500(4)       7,000          14.73    11/05/2013
                          7,200(4)      10,800          12.05     8/29/2014
                          3,400(4)      13,600          14.05     8/09/2015
                             --          7,500(4)       19.56     8/09/2016

                                           Option Awards                                   Stock Awards
                        --------------------------------------------------   ---------------------------------------------
                                                                                                                 Equity
                                                                                                                  Bonus
                                                                                                     Equity       Plan
                                                                                                      Bonus       Awards:
                                                                                                      Plan        Market
                                                                                                      Awards:    or Payout
                        Number of      Number of                               Number     Market     Number of   Value of
                       Securities     Securities                             of Shares   Values of   Unearned    Unearned
                       Underlying     Underlying                                That      Shares      Shares      Shares
                       Unexercised    Unexercised     Option                    Have       That        That        That
                         Options        Options      Exercise      Option        Not     Have Not    Have Not    Have Not
                           (#)            (#)         Price      Expiration    Vested     Vested      Vested      Vested
Name                   Exercisable   Unexercisable      ($)         Date       (#)(1)     ($)(2)      (#)(3)      ($)(2)
----                   -----------   -------------   --------    ----------  ---------   ---------   --------    --------
Mark P. Burdick         16,0000(4)          --       $12.4165    11/01/2009    2,300     $40,503
                           6000(4)          --          19.21     7/15/2011                            9,111     $160,445
                         15,000(4)          --          15.00    11/01/2011
                         16,000(4)       4,000           9.51    11/10/2012
                         12,000(4)       8,000          14.73    11/05/2013
                          8,000(4)      12,000          12.05     8/29/2014
                          3,000(4)      12,000          14.05     8/09/2015
                             --          6,800(4)       19.56     8/09/2016
-------------------------------------------------------------------------------------------------------------------------
Timothy P. Ross.....      1,200(4)          --                                 2,500     $44,025
                          3,000(4)          --         $19.21     7/15/2011                            9,667     $170,236
                          4,000(4)       4,000          15.00    11/01/2011
                          4,000(4)       8,000           9.51    11/10/2002
                          4,000(4)      12,000          14.73    11/05/2013
                            600(4)      14,400          12.05     8/29/2014
                             --          7,500(4)       14.05     8/09/2015
                                                        19.56     8/09/2016
-------------------------------------------------------------------------------------------------------------------------
Gert R. Thygesen....     18,000(4)          --       $12.4165    11/01/2009    2,700     $47,547
                          3,600(4)          --          19.21     7/15/2011                            9,000     $158,490
                         15,000(4)          --          15.00    11/01/2011
                         16,000(4)       4,000           9.57    11/10/2012
                         13,500(4)       9,000          14.73    11/05/2013
                          8,800(4)      13,200          12.05     8/29/2014
                          3,600(4)      14,400          14.05     8/09/2015
                             --          8,000(4)       19.56     8/09/2016

----------
(1) The restricted stock set forth in this column was granted to the Named Executives on August 9, 2006 and is subject to forfeiture until the third anniversary of the date of grant.
(2) The values set forth in this column are based on the closing price of the Company's common stock as of June 30, 2007 ($17.61), as reported on Nasdaq.
(3) The restricted stock set forth in this column was granted to the Named Executives on May 17, 2006 and is subject to forfeiture until the latter of the third anniversary of the date of grant or the last day of the Company's single fiscal year during which the Company has both (A) net sales from operations of at least $250 million and (B) operating income of at least 12% of the net sales excluding FAS 123R stock based expenses and any one-time extraordinary expenses.
(4) Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for the options expiring on November 10, 2009, the final portion of the award vested on November 10,
      2004).

      The Company has provided the following Option Exercises and Stock Vested table to provide additional information about the value realized to the Named Executives on option awards exercised and stock awards vested during the year ended June 30, 2007.

Option Exercises and Stock Vested

                                   Option Awards               Stock Awards
                             ------------------------    -----------------------
                               Number                      Number
                              of Shares     Value        of Shares      Value
                             Acquired on   Realized      Acquired on   Realized
                              Exercise    on Exercise      Vesting    on Vesting
Name                             (#)        ($)(1)           (#)        ($)(2)
----                         -----------  -----------    -----------  ----------
Lawrence A. Sala...........     94,403     $893,815           0           $0
Joseph E. Porcello.........          0            0           0            0
Mark P. Burdick............          0            0           0            0
Timothy P. Ross............          0            0           0            0
Gert R. Thygesen...........      2,500       44,485           0            0

----------

(1) The value realized equals the fair market value of the shares on the date of exercise less the exercise price.
(2) None of the restricted stock granted to the Named Executives vested during fiscal 2007.

                            Retirement Plan Benefits

Pension Plan

      The Company maintains a non-contributory Pension Plan for the benefit of all employees over the age of 21 who have completed one year of service and were hired on or before August 15, 2000. Effective August 15, 2000, the Company amended the Pension Plan, and as a result, employees hired or rehired by the Company after August 15, 2000 are not eligible to participate in or to accrue benefits under the Pension Plan. The Company pays all amounts required to provide retirement income benefits. The Pension Plan provides fixed benefits to be paid upon retirement at a specific age. Pension expense, including amortization of prior service cost over 30 years, was $277,126 for fiscal 2007.

      The table below shows the present value of accumulated benefits payable to Named Executives, including the number of years of service credited to each such named executive officer, under the Pension Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements. Employees who have attained at least twelve years of service and are at least 55 years of age can retire and receive a proportionately reduced benefit.

      Under the Internal Revenue Code, the maximum annual benefit payable at age 65 is $180,000 for 2007. The maximum compensation that could be considered for all participants, including Messrs. Sala, Gerst, Burdick, Ross and Thygesen, is $225,000 for 2007. These benefit and compensation limits are indexed to increases in the Consumer Price Index.

      The credited years of service as of June 30, 2007 under the Pension Plan for each of Messrs. Sala, Porcello, Burdick, Ross and Thygesen, are 23, 29, 27, 25 and 26, respectively.

Pension Benefits Table

                                              Number      Present     Payments
                                             of Years    Value of      During
                                             Credited   Accumulated     Last
                                             Service      Benefit    Fiscal Year
Name                       Plan Name            (#)          ($)         ($)
----                       ---------            ---          ---         ---
Lawrence A. Sala.....   Anaren Microwave,       23        $ 54,481        $0
                        Inc. Pension Plan
Joseph E. Porcello...   Anaren Microwave,       29        $116,138         0
                        Inc. Pension Plan
Mark P. Burdick......    Anaren Microwave,      27        $ 69,324         0
                        Inc. Pension Plan
Timothy P. Ross......    Anaren Microwave,      25        $ 63,039         0
                        Inc. Pension Plan
Gert R. Thygesen.....    Anaren Microwave,      26        $105,653         0
                        Inc. Pension Plan

 Nonqualified Deferred Compensation

      The following table shows the executive contribution, the Company's contributions, earnings and account balances for the Named Executives in the Deferred Compensation Plan.

                        Nonqualifed Deferred Compensation

                                              Executive       Registrant     Aggregate     Aggregate     Aggregate
                                            Contributions   Contributions     Earnings    Withdrawals/    Balance
                                              in Last FY      in Last FY     in Last FY  Distributions  at Last FYE
Name                                            ($)(1)          ($)(2)         ($)(3)          ($)           ($)
----                                        -------------   -------------    ----------  -------------  -----------
Lawrence A. Sala.........................         $   0         $18,500       $20,660          $0          $155,949
Joseph E. Porcello.......................             0           8,750        11,163           0            72,201
Mark P. Burdick..........................         7,750           8,800        24,456           0           155,223
Timothy P. Ross..........................             0           9,200         9,200           0            76,070
Gert R. Thygesen.........................             0           8,650        12,338           0            74,533

----------
(1) The amount in this column was also reported as "Salary" in the Summary Compensation Table on page 25.
(2) The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company's Pension Plan. The amount in this column was also report in the column entitled "All Other Compensation" in the Summary Compensation Table.
(3) The amount in this column was also report in the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table.

Potential Payment on Termination or Change of Control

      The Company has entered into agreements that provide severance benefits to the Named Executives upon termination of their employment under certain circumstances. The following tables describe the potential payments and benefits to which the Named Executives would be entitled upon termination of employment pursuant to the respective Employment Agreement or Change of Control Agreement assuming a June 30, 2007 termination date under such agreement.

      The amounts shown in the tables below do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. These include:

      o     Accrued salary and vacation pay;

      o     Regular pension benefits under the Company's Pension Plan; and

      o     Distribution of plan balances under the Company's 401(k) Plan.

      Under the terms of Mr. Sala's Employment Agreement, he is entitled to post-termination payments as set forth below in the event that he is no longer employed by the Company because of non-renewal of his agreement at the expiration of its term, involuntary termination without cause, voluntary termination with good reason, change of control, death, or disability. The triggers for post-termination payments by the Company or its successor under Mr. Sala's Employment Agreement are set forth in the description of the Employment Agreement on pages 35-36.

                                     Voluntary     Involuntary
                                    Termination    Termination     Voluntary
           Benefit and             or Nonrenewal   for Reasons    Termination
           Payment Upon                at end       other than      for Good      Change of
            Separation                 of Term         Cause         Reason         Control        Disability      Death
            ----------             -------------   -----------    -----------     ----------       ----------      -----
Severance Payment................   $1,110,000(1)  $1,110,000(2)  $1,110,000(3)  $1,110,000(4)      $     0     $  185,000
Consulting Fees..................            0              0              0        370,000(5)            0              0
Job Assistance...................            0         15,000(6)      15,000(6)           0               0              0
Management Incentive Payment(7)..      555,000        555,000        555,000        555,000         249,750        499,500
Tax Gross-Up Payment.............            0              0              0          4,400(8)            0              0
Company Funded Disability........            0              0              0              0         185,000(8)           0
Acceleration of Stock Options(10)      492,552        492,552        492,552        492,552         492,552        492,552
Restricted Stock(11).............      486,411        486,411        486,411        486,411         486,411        486,411
Continuation of Medical/Welfare
  Benefits (present value).......       33,000         33,000         33,000         11,000               0              0
Nonqualified Deferred
  Compensation...................      155,949        155,949        155,949        155,949         155,949        155,949
Total Termination Benefits.......    2,832,912      2,847,912      2,847,912      3,185,312       1,569,662      1,819,412

----------
(1) Pursuant to the Employment Agreement, upon non-renewal of Mr. Sala's Employment Agreement at the end of its term, Mr. Sala would be entitled to severance pay equal to three times his base salary at the time of termination plus fifty percent of the amount of the base salary calculation. Payments required pursuant to the preceding sentence shall be paid in three substantially equal installments, with the first installment paid 180 days following the date Mr. Sala's employment ends, and with the second and third installments paid on the last business day of the ninth and twelfth calendar month, respectively, following the date Mr. Sala's employment ends. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term, provided he pays 100% of the applicable premiums.
(2) In the event the Company terminates Mr. Sala for reasons other than cause (as such term in defined the Employment Agreement) the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's various insurance benefit plans as described in footnote 1 above medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term provided he pays 100% of the applicable premiums.
(3) In the event Mr. Sala voluntarily terminates his employment for good reason (as the term is defined in the Employment Agreement), the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term.

                                     (footnotes continued on the following page)

(4) In the event Mr. Sala's employment is terminated within two years after a "change of control" (as such term is defined in the Employment Agreement), Mr. Sala shall receive the payments set forth in this column. If any portion of the amounts paid to, or value received by Mr. Sala following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, Mr. Sala shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment".
(5) The Company shall offer to retain Mr. Sala's services, on an independent contractor basis, as a consultant to the Company for a period of 12 months at an annual consulting fee rate equal to his base salary in effect at the time of termination. Furthermore, the Company shall provide Mr. Sala with fringe benefits, or the cash equivalent of such benefits, identical to those currently provided for the period during which Mr. Sala is retained as a consultant.
(6) Mr. Sala shall receive $15,000 to retain professional outplacement services through a company of Mr. Sala's choice.
(7) The amount set forth in this row assumes that Mr. Sala was paid the 2007 Management Incentive Payment as set forth in the Summary Compensation Table.
(8) To the extent the fringe benefits provided during the consulting period are deemed taxable benefits, the Company shall reimburse Mr. Sala for taxes owed by him on such benefits and tax reimbursement.
(9) During the Disability Period, Mr. Sala shall be entitled to 100% of his base salary pursuant to the Company's short term disability policy (and supplemented, if necessary, by Mr. Sala's accrued but unused sick leave), reduced by any other benefits to which Mr. Sala may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under New York's Workers' Compensation law.
(10) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by Mr. Sala that is not exercisable or that has not been fully exercised, so as to permit Mr. Sala (or his beneficiary) to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The value (based on the closing market price of the Company's common stock on June 29, 2007 minus the option exercise price) of unvested outstanding stock options that would have been vested upon a change of control of the Company.
(11) The Company shall also waive all restrictions on any stock granted to Mr. Sala so as to permit Mr. Sala to dispose of any restricted stock previously granted to him. Upon the occurrence of a Change of Control the amount indicated represents the value (based on the closing price of $17.61 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 29, 2007).

      In addition to the amounts set forth in the chart above, in the event of an involuntary termination without cause, voluntary termination with good reason, or a change of control, Mr. Sala is entitled to receive the difference between the total purchase price (plus capital improvements) paid by Mr. Sala for his home in the Syracuse area and the proceeds of the sale of such home following the termination of his employment if Mr. Sala elects to move outside of the metropolitan Syracuse area in order to find new employment. In order to receive any payment, Mr. Sala must establish to the satisfaction of the Board that he is unable despite reasonable efforts to sell the home within one year from the date of termination for a sum equal or greater to the purchase price (plus capital improvements) or, in lieu thereof, the Company may purchase the home for a sum equal to the price Mr. Sala paid for it (plus capital improvements). It is not possible at this time for the Company to determine the cost associated with this relocation expense.

      Except as required in the course of his employment, Mr. Sala's Employment Agreement prohibits Mr. Sala, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of Mr. Sala's employment by the Company. Mr. Sala's Employment Agreement also contains a covenant not to compete that prohibits Mr. Sala from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 36 month period following the termination of his employment. Mr. Sala's ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from Mr. Sala immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello, and Amy Tewksbury. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, Porcello and Thygesen (each of whom are Named Executives) and Amy Tewksbury, which replaced their individual change of control agreements which expired on June 30, 2006. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" (as such term is defined in the agreement) within one year following a "change of control" (as defined above), the Company must pay the employee a severance benefit equal to 200% of his or her base annual salary if the employee has 20 or more years of service with the Company or a severance benefit equal to 100% of his or her base salary if the employee has less than 20 years of service, plus the incentive bonus paid to the employee in the two years prior to the change of control. Payments under the respective Change of Control Agreements shall be made in substantially equal installments over a 24 month period and commence with the Company's first regular payroll following such executive's termination of employment, unless such executive is a "specified employee" (as defined in
Section 409A of the Internal Revenue Code), in which case payments shall not commence until the first day of the first month that begins 180 days after the executive's termination of employment. If the executive dies prior to receiving all of the payments due under the Change of Control Agreement, then any unpaid amounts shall be paid to such Named Executive's designated beneficiary. Also, if the executive becomes re-employed at any time during the first 12 month period, in which severance payments are made, the Company shall have no further obligation after the 12 month period has expired. If the executive becomes employed after the 12 month period, but before expiration of the 24 month period, all severance payments and insurance benefits will cease upon commencement of the executive's new employment. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

                                                                                   Acceleration and
                                                                                   Continuation of
                                                                                   Equity Awards
                                                                  Continuation     (unamortized as
                                     Expected                      of Medical/      of 6/30/07)(2)
                                    Change of     Nonqualified       Welfare      -------------------     Total
                                     Control        Deferred         Benefits     Restricted             Termination
                                    Payment(1)    Compensation   (present value)    Stock     Options    Benefits(3)
                                    ----------    ------------   ---------------  ----------  -------    -----------
 Joseph E. Porcello
o Involuntary or good reason
  termination after COC..........    $523,463       $ 72,201          $22,000      $152,924   $198,606   $  969,194
Mark P. Burdick
o Involuntary or good reason
  termination after COC..........     546,650        155,223           22,000       164,880    200,948    1,089,701
Timothy P. Ross
o Involuntary or good reason
  termination after COC..........     566,150         76,070           22,000       173,424    214,261    1,051,905
Gert R. Thygesen
o Involuntary or good reason
  termination after COC..........     526,023         74,533           22,000       182,976    206,037    1,011,569

                                        (footnotes appear on the following page)

----------
(1) The amounts set forth in this column reflect 200% of the executive's base salary plus an amount equal to the sum of the previous two years' management incentive bonus payments earned by the executive.
(2) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by the executive that is not exercisable or that has not been fully exercised, so as to permit the executive to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The Company shall also waive all restrictions on any stock granted to him so as to permit the executive to dispose of any restricted stock previously granted to him. The amount indicated represents the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of June 30, 2007 (based on the closing price of $17.61 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 29, 2007).
(3) In the event the executive's employment is terminated within one year after a change of control (as such term is defined in the Change of Control Agreement), the executive shall receive the payments set forth above. If any portion of the amounts paid to, or value received by the executive following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, the executive shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment."

      Except as required in the course of his employment, the Change of Control Agreement prohibits each executive, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of such executive's employment by the Company. The agreements also contains a covenant not to compete that prohibits each executive from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 24 month period following the termination of his employment. The executive's ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from such executive immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

Certain Agreements with Directors and Executive Officers

      Employment Agreement with Lawrence A. Sala. Effective July 1, 2006, the Company entered into an employment agreement with Mr. Sala. The agreement, which replaced Mr. Sala's prior agreement dated July 1, 2001, provides for Mr. Sala's continued employment as President and Chief Executive Officer through June 30, 2011 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $350,000 or such greater amount as the Board of Directors may determine, plus annual incentive bonus opportunity pursuant to the Incentive Plan and participation in certain insurance plans.

      The agreement terminates automatically in the event of Mr. Sala's death and the Company may terminate the agreement upon Mr. Sala's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Sala's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 26 weeks, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Sala's employment with the Company is terminated by the Company for reasons other than for cause, death or disability, or by Mr. Sala for "good reason" (as defined in the agreement), the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments. The Company must also defray certain costs associated with obtaining new employment and relocation in connection with such termination.

      In addition, if the termination occurs as a result of a "change of control," the Company must pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments and offer to retain Mr. Sala as an independent contractor consultant for a period of 12 months at an annual consulting fee equivalent to his base salary as in effect on the date of termination, with fringe benefits during the 12 month consulting period, and must treat as immediately exercisable and disposable all unexpired stock options and shares of restricted stock previously granted to him by the Company. Pursuant to the Employment Agreement, a "change of control" shall be deemed to have occurred if:

      (i)   any "person"  including a "group" as determined  in accordance  with
            Section 13D(3) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

      (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination the persons who are directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

      (iii) the Company is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act or (B) any party to the merger or consolidation;

      (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

      (v) The Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

      In the event that Mr. Sala's employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonuses, and permit Mr. Sala to continue to participate in the Company's various insurance benefits plans, as if he remained an active employee of the Company.

      Employment Agreement with Carl W. Gerst, Jr. The Company had previously entered into an employment agreement dated February 14, 2004 with Carl W. Gerst, Jr., Chief Technical Officer and Vice Chairman of the Board of the Company, providing for Mr. Gerst employment through June 30, 2007. The agreement provides for a base annual salary of $250,000, or such greater amount as the Board of Directors may determine, plus participation in certain medical and other insurance plans. On May 16, 2007, the Compensation Committee recommended, and the Board of Directors approved an Addendum to Mr. Gerst's agreement which continued the agreement, as originally written, through and including June 30, 2008. Because Mr. Gerst's Company provided life insurance benefit decreased by $262,500, at age 70 (July 19, 2007), the Company agreed to pay Mr. Gerst's beneficiary in cash the lost life insurance benefit proceeds in the event Mr. Gerst deceases during the term of the agreement. All other terms of the original employment agreement remained unchanged.

      The agreement terminates automatically in the event of Mr. Gerst's death and the Company may terminate the agreement upon Mr. Gerst's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Gerst's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 90 days, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Gerst's employment with the Company is terminated by the Company other than for cause, death or disability, by Mr. Gerst for "good reason" (as defined in the agreement), or due to a "change of control" (as defined above), the Company will be obligated to pay a severance to Mr. Gerst in an amount equal to the greater of (i) three years' base salary at such date, or (ii) Mr. Gerst's base salary for the balance of the term of the agreement. In addition, the Company must treat as immediately exercisable all unexpired stock options previously granted to him by the Company.

      In the event that Mr. Gerst's employment continues for the entire term of the agreement and the Company and Mr. Gerst are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Gerst in an amount equal to three years' base salary at such date, and he will be eligible to participate in the Company's various insurance benefit plans as if he remained an active employee of the Company, except to the extent he is eligible to participate in the Company's post-retirement medical insurance plan.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello, and Amy Tewksbury. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, Porcello and Thygesen and Amy Tewksbury, as described on page 34.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      During the fiscal year ended June 30, 2007, the firm of KPMG LLP, the Company's independent registered public accounting firm, was retained by the Audit Committee of the Board of Directors to perform the annual examination of the consolidated financial statements of the Company and its subsidiaries. The Audit Committee also retained KPMG LLP to advise the Company in connection with various other matters as described below. The Audit Committee has selected KPMG LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2008. KPMG LLP has been the Company's principal independent registered public accounting firm for over 25 years and is considered by management to be well qualified.

Audit and Non-Audit Fees

      The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended June 30, 2007 and 2006:

                                                  2006            2007
         Audit Fees(1).......................   $517,000        $890,000
         Audit-Related Fees(2)...............   $ 18,500        $ 20,120
         Tax Fees(3).........................   $161,500        $ 77,560
         All Other Fees......................   $      0        $      0

----------
(1) For 2007, includes increased fees attributable to the Company's restatements of its financial statements for fiscal 2006 and the first three quarters of fiscal 2007.
(2) Includes fees incurred in connection with audits of employee benefits plans.
(3) Includes all professional tax services provided to the Company by KPMG LLP including tax compliance, tax planning and tax advice.

      All services provided, or to be provided, by the Company's independent public accountants are subject to a pre-approval requirement of the Audit Committee. In accordance with the Company's Audit Committee Charter, the Audit Committee pre-approved 100% of the Audit Fees, 100% of the Audit Related Fees, and 100% of the Tax Fees for fiscal years 2006 and 2007.

      Representatives from KPMG are not expected to be present at the Meeting.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is responsible for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company, in addition to legal and regulatory compliance. The Committee is comprised of four Directors who, in the business judgment of the Board of Directors, are independent as defined by the Sarbanes-Oxley Act of 2002 and Rule 4200 of the Nasdaq Stock Market listing standards. The Board of Directors has determined that all of the Committee members be able to read and understand fundamental financial statements and that the Committee's chairman, Dale F. Eck, in the opinion of the Committee and the Board, has the requisite experience to be designated as an "audit committee financial expert" as that term is defined by the rules of the Securities and Exchange Commission. The Audit Committee's responsibilities are fully described in its Charter. Each year, the Audit Committee conducts a review and reassesses the adequacy of the Committee's Charter to assure continuing compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related regulatory initiatives.

      The Audit Committee reports as follows:

Review of Audited Financial Statements with Management.

      The Audit Committee reviewed and discussed the Company's audited, consolidated financial statements as of and for the year ended June 30, 2007 and Management's Annual Report on Internal Control over Financial Reporting with the management of the Company. Management has the primary responsibility for the financial statements, and the Company's independent registered public accounting firm, KPMG LLP, are responsible for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles. The discussions with management included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with the Company's senior management and independent registered public accounting firm the process for certifications by the Company's Chief Executive Officer and Sr. Vice President of Finance, which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002.

Review of Financial Statements and Other Matters with Independent Public Accounting Firm.

      The Audit Committee has discussed with KPMG LLP the audited consolidated financial statements and those matters required to be discussed by Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," including the review and approval, in advance, of all fees paid to the independent registered public accounting firm.

      Throughout the year, the Audit Committee monitored matters related to the independence of KPMG LLP. The Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on its independence consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"). In concluding that the independent registered public accounting firm is independent, the Committee concluded, among other things, that the non-audit services provided by KPMG LLP did not compromise its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted additional policies to ensure the independence of the independent registered public accounting firm, such as prior committee approval of non-audit services and rotation of the lead audit partner.

Recommendation that Financial Statements be Included in Annual Report.

      Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and the report on internal controls related to the financial reporting of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

                                 Audit Committee
                               Dale F. Eck (Chair)
                                 James G. Gould
                               Matthew S. Robison
                                 John L. Smucker

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended June 30, 2006, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2007.

                                  MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS

      In order for a Shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 2008 Annual Meeting of Shareholders, such proposal must be received by the Company by June 2, 2008 and must satisfy the conditions established by the SEC for such proposals.

      Matters which Shareholders wish to present for action at the 2007 Annual Meeting of Shareholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company mails its proxy materials for the 2008 Annual Meeting or, if the Company changes the date of the 2008 Annual Meeting by more than 30 days from the corresponding date for the 2007 Annual Meeting, a reasonable time before the Company mails its proxy materials.

                                            David M. Ferrara
                                            Secretary and General Counsel

Date:    September 28, 2007
         East Syracuse, New York


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